Exhibit 99.1
Contact:
John Mills, Partner
ICR, Inc.
646-277-1254
ir@nutrisystem.com
John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Reports 18% Top-Line Increase and On Track to Achieve Third Consecutive Year of
Double-Digit Revenue Growth

Company Raises Full Year Guidance

Announces $50 Million Share Buyback Program

Fort Washington, PA—May 3, 2016—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported that the Company exceeded its previously provided revenue, adjusted EBITDA, and diluted income per share guidance for the first quarter ended March 31, 2016 and is raising its previously provided outlook range for the full year.

Dawn Zier, President and Chief Executive Officer, stated, “The Nutrisystem brand continues to resonate well with customers. Turbo10, Turbo shakes, and new flexible options drove better-than-expected first quarter results. Our unique combination of easy-to-use, highly effective weight-loss products provides a strong value proposition that has made Nutrisystem a leading name in weight-loss. We continue to execute on our strategic initiatives and believe our investments in new products and further enhancements to the customer experience have us well positioned to achieve our third consecutive year of double-digit revenue growth.”

Ms. Zier added, “Looking ahead, we are focused on unlocking additional value to propel our future growth. We are on track to launch the South Beach Diet for the 2017 diet season and continue to test Shake360, which is being targeted to a new demographic of customers. We believe these initiatives, coupled with the continued development and growth of our core brand, will position Nutrisystem to capture a greater share of the expanding weight-loss market and further penetrate the broader health and wellness space.”

The following are key financial highlights for the period and reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter 2016 Compared to First Quarter 2015

Revenue increased 18% to $162.1 million, compared to $137.2 million.
Adjusted EBITDA was $8.0 million. Excluding initiative expenses of $1.7 million for the South Beach Diet and Shake360 adjusted EBITDA increased 21% to $9.7 million.
GAAP net income was $2.6 million. Adjusted net income, which excludes initiative expenses of $1.3 million for the South Beach Diet and Shake360, increased 31% to $3.9 million.
GAAP diluted income per common share was $0.09. Adjusted diluted income per common share, which excludes initiative expenses of $0.04 for the South Beach Diet and Shake360 increased 30% to $0.13.
The Board of Directors has authorized a share buyback program of up to $50 million and declared a quarterly dividend of $0.175 per share, payable May 23, 2016 to stockholders of record as of May 13, 2016.

Mike Monahan, Chief Financial Officer, commented, “We exceeded our first quarter financial goals and are now projecting increased top and bottom line growth ranges in 2016. Due to the continued growth in our business and the strength of our balance sheet, we are announcing our Board’s authorization of a $50 million stock buyback. This gives us the flexibility to continue to invest in the Company’s long-term strategy and take advantage of market conditions to further enhance shareholder value.”

Second Quarter and Updated Full Year 2016 Guidance
The Company’s second quarter and full year 2016 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release along with tables detailing the expected impact of the South Beach and Shake360 initiatives. As previously disclosed when we announced the South Beach Diet acquisition in December 2015, Nutrisystem does not anticipate any revenue from this brand in 2016.

Second quarter revenue expected to be in the range of $145 to $150 million, adjusted EBITDA between $27.5 and $29.5 million, and diluted income per common share between $0.48 and $0.53. This guidance includes $0.8 million of cash operating expense and $0.3 million of amortization expense, or $0.02 per common share expense, for the South Beach Diet and Shake360 initiatives.
Full year 2016 revenue is now expected to be in the range of $517 to $532 million compared to previous range of $505 to $525 million, adjusted EBITDA between $66.0 and $70.5 million compared to previous range of $62.5 to $67.0 million, and diluted income per common share between $1.03 and $1.13 compared to previous range of $0.95 to $1.05. This updated guidance includes $5.5 million of cash operating expense and $1.0 million of amortization expense, or $0.14 per common share expense, for the South Beach Diet and Shake360 initiatives. Nutrisystem’s adjusted diluted income per common share is expected to be $1.17 to $1.27 compared to previous range of $1.09 to $1.19, which excludes the expected impact of the South Beach Diet and Shake360 initiatives.

Share Repurchase Program

The Company’s Board of Directors has authorized a share repurchase program, whereby the Company may repurchase up to $50 million of its common stock over the next 18 months in open market transactions at amounts and prices that Company management deems appropriate, subject to general market and economic conditions, regulatory and contractual requirements and other considerations. Repurchases will be funded from cash on hand and available borrowings.

Conference Call and Webcast

Management will host a conference call to discuss first quarter 2016 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem’s website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13634709.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. Adjusted net income is defined as net income excluding new program and product initiatives to provide investors with insight into the core operations of the Company. Adjusted diluted income per share is defined as diluted income per share excluding new program and product initiatives. The Nutrisystem core business adjusted EBITDA is defined as adjusted EBITDA excluding expenses related to the South Beach Diet and Shake360 initiatives. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as second quarter and full year 2016 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.
Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, Fast 5, and Turbo 10, all clinically tested, structured food delivery programs that come with the digital platform NuMi® by Nutrisystem. Additionally, the Company offers multi-day kits and individual products available at select retail outlets. The Company’s current product line offers customers the most meal choices, including more than 100 foods containing no artificial preservatives or artificial flavors. Nutrisystem provides customers the flexibility to align their diet with the US Healthy Eating Meal Pattern, as recommended by the USDA Dietary Guidelines. Plans include comprehensive counseling options from trained weight loss coaches, registered dietitians and certified diabetes educators and can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes. In December of 2015, the Company purchased the South Beach Diet brand. For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2016		2015
REVENUE	$	162,110	$	137,225

COSTS AND EXPENSES:
Cost of revenue		78,558		65,869
Marketing		59,354		47,663
General and administrative		17,562		16,945
Depreciation and amortization		2,850		2,224

Total costs and expenses		158,324		132,701

Operating income		3,786		4,524
INTEREST EXPENSE, net		13		49

Income before income tax expense		3,773		4,475
INCOME TAX EXPENSE		1,221		1,532

Net income		$2,552		$2,943

BASIC INCOME PER COMMON SHARE		$0.09		$0.10

DILUTED INCOME PER COMMON SHARE		$0.09		$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic		29,027		28,392
Diluted		29,371		28,933
DIVIDENDS DECLARED PER COMMON SHARE		$0.175		$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except par value amounts)

		March 31, December 31,
		2016 2015
ASSETS	—

CURRENT ASSETS:
Cash and cash equivalents		$14,548	$6,191
Short term investments		11,556	9,317
Receivables		23,037	18,385
Inventories		28,046	30,530
Prepaid income taxes		1,200	1,149
Deferred income taxes		1,231	1,192
Other current assets		9,773	10,118

Total current assets		89,391	76,882
FIXED ASSETS, net		31,491	30,849
INTANGIBLE ASSETS, net		14,834	15,084
DEFERRED INCOME TAXES		5,631	6,107
OTHER ASSETS		960	971

Total assets		$142,307	$129,893

LIABILITIES AND STOCKHOLDERS’ EQUITY	—

CURRENT LIABILITIES:
Accounts payable		$50,270	$38,381
Accrued payroll and related benefits		4,248	7,556
Deferred revenue		10,770	5,618
Other accrued expenses and current liabilities		7,979	6,126

Total current liabilities		73,267	57,681
NON-CURRENT LIABILITIES		1,945	2,284

Total liabilities		75,212	59,965

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)		0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 29,892 at March 31, 2016 and 29,621 at December 31, 2015)		30	29
Additional paid-in capital		43,598	41,392
Treasury stock, at cost, 510 shares at March 31, 2016 and 389 shares at December 31, 2015		(8,127)	(5,672)
Retained earnings		31,563	34,191
Accumulated other comprehensive income (loss)		31	(12)

Total stockholders’ equity		67,095	69,928

Total liabilities and stockholders’ equity		$142,307	$129,893

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,552	$2,943
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,850	2,224
Loss on disposal of fixed assets	96	14
Share–based compensation expense	1,347	1,208
Deferred income tax expense	431	405
Other non-cash charges	(2)	2
Changes in operating assets and liabilities:
Receivables	(4,652)	(10,557)
Inventories	2,484	2,689
Other assets	356	1,300
Accounts payable	11,308	15,101
Accrued payroll and related benefits	(3,308)	(1,818)
Deferred revenue	5,152	3,822
Income taxes	(70)	(1,888)
Other accrued expenses and liabilities	1,475	470

Net cash provided by operating activities	20,019	15,915

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(4,385)	(1,752)
Proceeds from sales of short term investments	2,214	6,716
Capital additions	(2,718)	(2,731)

Net cash (used in) provided by investing activities	(4,889)	2,233

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	0	268
Employee tax withholdings related to the vesting of equity awards	(2,455)	(2,162)
Excess tax benefits from share-based compensation	862	1,114
Payment of dividends	(5,180)	(5,107)

Net cash used in financing activities	(6,773)	(5,887)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,357	12,261
CASH AND CASH EQUIVALENTS, beginning of period	6,191	12,620

CASH AND CASH EQUIVALENTS, end of period	$14,548	$24,881

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Net income as reported	$2,552	$2,943
Income tax expense as reported	1,221	1,532

Income before income tax expense	3,773	4,475
South Beach Diet and Shake360 (pre-tax) (a)	1,929	0
Adjusted income before income tax expense	5,702	4,475
Adjusted income tax expense(b)	1,845	1,532

Adjusted net income	$3,857	$2,943

Adjusted diluted income per common share	$0.13	$0.10
Diluted weighted average shares
outstanding	29,371	28,933

(a) The after-tax impact of the initiative expenses for the South Beach Diet and Shake360 was $1.3 million.

(b) Adjusted income tax expense for the three months ended March 31, 2016 has been calculated using a tax rate of 32.36%.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED DILUTED INCOME PER COMMON SHARE BREAKOUT

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Adjusted diluted income per common share	$0.13	$0.10
South Beach Diet and Shake360	(0.04)	0.00
Diluted income per common share as reported	$0.09	$0.10

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Net income	$2,552	$2,943
Interest expense, net	13	49
Income tax expense	1,221	1,532
Depreciation and amortization	2,850	2,224

EBITDA	6,636	6,748
Non-cash employee compensation expense	1,347	1,208

Adjusted EBITDA	$7,983	$7,956

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BREAKOUT

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Nutrisystem core business	$9,654	$7,956
South Beach Diet and Shake360	(1,671)	0
Adjusted EBITDA	$7,983	$7,956

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED DILUTED INCOME PER COMMON SHARE GUIDANCE BREAKOUT

(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2016		December 31, 2016
	Low	High	Low	High
Adjusted diluted income per share	$0.50	$0.55	$1.17	$1.27
South Beach Diet and Shake360	(0.02)	(0.02)	(0.14)	(0.14)
Diluted income per common share	$0.48	$0.53	$1.03	$1.13

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	June 30, 2016		December 31, 2016
	Low	High	Low	High
Net income	$14,586	$15,898	$30,881	$33,833
Interest expense, net	40	40	125	125
Income tax expense	7,649	8,337	16,194	17,742
Depreciation and amortization	3,075	3,075	12,450	12,450

EBITDA	25,350	27,350	59,650	64,150
Non-cash employee compensation expense	2,150	2,150	6,350	6,350

Adjusted EBITDA	$27,500	$29,500	$66,000	$70,500

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE BREAKOUT

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	June 30, 2016		December 31, 2016
	Low	High	Low	High
Nutrisystem core business	$28,300	$30,300	$71,500	$76,000
South Beach Diet and Shake360	(800)	(800)	(5,500)	(5,500)
Adjusted EBITDA	$27,500	$29,500	$66,000	$70,500